Exhibit 99.1

IBM Commits to Invest 20,000 Hours, an Expected Investment Value of $5,000,000, of Solution Architects and AI Engineers to Advance Datavault AI’s Partnership

IBM is Datavault AI’s pathway to unlocking data monetization for the Fortune 100 and governments worldwide.

BEAVERTON, OR, September 29, 2025 – Datavault AI Inc. (Nasdaq: DVLT), leading the way in AI data experience, valuation, and monetization, today announced that IBM(NYSE: IBM) has made a multi-million dollar commitment of resources. IBM’s commitment will allocate engineering, technical sales and quantum computing expertise to support the continued growth of Datavault AI’s platform build and go-to-market initiatives. We believe the expanded collaboration will harness IBM’s deep bench of technical resources to accelerate Datavault AI’s product roadmap, integrate cutting-edge capabilities from watsonx.ai and watsonx. governance, and scale adoption across enterprise and institutional markets.

Biz Dziarmaga, Head of Americas AI Partnerships at IBM, commented, "Bringing our resources to support Datavault’s mission will help drive the data monetization of which companies of all sizes can take advantage. Leveraging IBM’s platforms with Datavault’s innovations presents a compelling value proposition to customers worldwide. Enterprises are increasingly seeking new revenue streams, and our AI-driven platform with Datavault AI helps to provide a scalable path to data monetization.”

According to McKinsey & Company, generative AI is projected to add between $2.6 trillion and $4.4 trillion revenue annually1 across key business applications, making AI-driven automation one of the most significant investment frontiers in enterprise technology.

Nathaniel T. Bradley, Chief Executive Officer of Datavault AI, commented, “ We are honored by IBM’s trust and investment in Datavault AI, and we will meet that commitment with extensive quality assurance and precision delivery of our patented solutions worldwide. We believe this partnership positions Datavault AI as the preeminent leader in valuing and scoring data assets on behalf of our customers through our patented platform.”

About Datavault AI Inc.

Datavault AITM (Nasdaq: DVLT) is leading the way in AI driven data experiences, valuation and monetization of assets. The company’s cloud-based platform provides comprehensive solutions with a collaborative focus in its Acoustic Science and Data Science Divisions. Datavault AI's Acoustic Science Division features WiSA®, ADIO® and Sumerian® patented technologies and industry-first foundational spatial and multichannel wireless HD sound transmission technologies with IP covering audio timing, synchronization and multi-channel interference cancellation. The Data Science Division leverages the power of high-performance computing to provide solutions for experiential data perception, valuation and secure monetization. Datavault AI's cloud-based platform provides comprehensive solutions serving multiple industries, including HPC software licensing for sports & entertainment, events & venues, biotech, education, fintech, real estate, healthcare, energy and more. The Information Data Exchange® (IDE) enables Digital Twins, licensing of name, image and likeness (NIL) by securely attaching physical real-world objects to immutable metadata objects, fostering responsible AI with integrity. Datavault AI’s technology suite is completely customizable and offers AI and Machine Learning (ML) automation, third-party integration, detailed analytics and data, marketing automation and advertising monitoring. The company is headquartered in Beaverton, OR. Learn more about Datavault AI at www.dvlt.ai.

1https://www.mckinsey.com/industries/technology-media-and-telecommunications/our-insights/beyond-the-hype-capturing-the-potential-of-ai-and-gen-ai-in-tmt

About IBM

IBM (NYSE: IBM) is a leading provider of global hybrid cloud and AI solutions, helping clients in over 175 countries capitalize on data insights and streamline processes. With watsonx, IBM accelerates the impact of generative AI for enterprises worldwide. Learn more at https://www.ibm.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws. Words such as "expect," "will," "anticipates," "continues" and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Such forward-looking statements, including statements herein regarding the benefits of the collaboration with IBM and our ability to meet commitments with respect thereto, data monetization pathways, other business opportunities and prospects, strategy, future revenue expectations, patent initiatives as well as the successful implementation of the patented technologies, are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties including, but not limited to, the following: our ability to successfully utilize all intellectual property that has been issued and granted Notices of Allowance; risks regarding our ability to utilize the assets we acquire to successfully grow our market share; risks regarding our ability to open up new revenue streams; our current liquidity position and the need to obtain additional financing to support ongoing operations; general market, economic and other conditions; our ability to continue as a going concern; our ability to maintain the listing of our common stock on Nasdaq; our ability to manage costs and execute on our operational and budget plans; our ability to achieve our financial goals; the degree to which our licensees implement our technologies into their products, if at all; the timeline to any such implementation; risks related to technology innovation and intellectual property, and other risks as more fully described in our filings with the U.S. Securities and Exchange Commission. The information in this press release is provided only as of the date of this press release, and we undertake no obligation to update any forward-looking statements contained in this communication based on new information, future events, or otherwise, except as required by law.

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